                                    EXHIBIT 2

                  JOINT STATEMENT PURSUANT TO RULE 13d-1(k)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.



Dated: April 29, 1998

                                             /s/ ERNEST H. COCKRELL
                                             -----------------------------------
                                                   Ernest H. Cockrell


Dated: April 29, 1998                       TEXAS PRODUCTION COMPANY


                                            By: /s/ ERNEST H. COCKRELL
                                              ----------------------------------
                                                    Ernest H. Cockrell, Chairman


Dated: April 29, 1998                       COCKRELL INVESTMENT PARTNERS, LTD.

                                            BY TEXAS PRODUCTION COMPANY,
                                            ITS GENERAL PARTNER


                                            By: /s/ ERNEST H. COCKRELL
                                              ----------------------------------
                                                    Ernest H. Cockrell, Chairman